Exhibit 5.1

June 18, 2009

Board of Directors

Polymer Group, Inc.

9335 Harris Corners Parkway

Suite 300
Charlotte, North Carolina  28269

Re:                             Registration Statement on Form S-8 Registering an Additional 100,000 Shares of Class A Common Stock under the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan

Ladies and Gentlemen:

We have acted as counsel to Polymer Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance and sale of up to 100,000 additional shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan (the “Plan”).

We have examined the Registration Statement, the Plan, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, certain actions of the Company’s Board of Directors as recorded in the Company’s minute book and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act and to compliance with any applicable Blue Sky laws and to the issuance of the Shares in accordance with the provisions of the Plan, the Shares, when issued, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinions expressed herein are limited to the Delaware General Corporation Law and the federal securities laws, each as in effect as of the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP